Exhibit 32

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18,

United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), John C. Sheptor, President and Chief Executive Officer, and H.P. Mechler, Senior Vice President and Chief Financial Officer, of Imperial Sugar Company, a Texas corporation (the “Company”), each hereby certifies that, to the best of his knowledge:

(1)	the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 4, 2011	/s/ John C. Sheptor
John C. Sheptor
President and Chief Executive Officer

/s/ H. P. Mechler
H. P. Mechler
Senior Vice President and Chief Financial Officer